UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 18, 2018

Morgan Stanley
(Exact name of Registrant as specified
in its charter)

Delaware	1-11758	36-3145972
(State or other jurisdiction of incorporation)	(Commission	(I.R.S. Employer Identification No.)
File Number)

1585 Broadway, New York, New York 10036
(Address of principal executive offices, including zip code)

Registrant's telephone number, including area code:        (212) 761-4000

(Former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02.	Results of Operations and Financial Condition

On April 18, 2018, Morgan Stanley (the "Company") released financial information with respect to its quarter ended March 31, 2018.  A copy of the press release containing this information is annexed as Exhibit 99.1 to this Report and by this reference incorporated herein and made a part hereof.  In addition, a copy of the Company's Financial Data Supplement for its quarter ended March 31, 2018 is annexed as Exhibit 99.2 to this Report and by this reference incorporated herein and made a part hereof.

The information furnished under Item 2.02 of this Report, including Exhibit 99.1 and Exhibit 99.2, shall be deemed to be "filed" for purposes of the Securities Exchange Act of 1934, as amended.

Item 8.01.	Other Events

On April 18, 2018, Morgan Stanley (the “Company”) entered into a sales plan (the “Plan”) with Mitsubishi UFJ Financial Group, Inc. (“MUFG”) and Morgan Stanley & Co. LLC (“MS & Co.”) whereby MUFG will sell shares of the Company’s common stock (“Common Stock”) to the Company, through its agent MS & Co., as part of the Company’s share repurchase program.  The Plan is only intended to maintain MUFG’s ownership percentage of the Common Stock below 24.9% in order to comply with MUFG’s passivity commitments to the Board of Governors of the Federal Reserve System.  MUFG’s ownership percentage increases as the outstanding number of shares of Common Stock is reduced as the Company purchases Common Stock under its share repurchase program.  The Plan will have no impact on the strategic alliance between MUFG and the Company, including the joint venture in Japan.

Item 9.01.	Financial Statements and Exhibits

99.1	Press release of the Company, dated April 18, 2018, containing financial information for the quarter ended March 31, 2018.

99.2	Financial Data Supplement of the Company for the quarter ended March 31, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

MORGAN STANLEY
(Registrant)
By: /s/ Paul C. Wirth

Paul C. Wirth
Deputy Chief Financial Officer

Dated: April 18, 2018